Adamis Pharmaceuticals Corporation 8-K

Exhibit 99.1

Adamis Pharmaceuticals Announces Private Placement

San Diego, California – July 1, 2013 – Adamis Pharmaceuticals Corporation (OTCQB: ADMP) announced today that it has completed a private placement financing transaction pursuant to which it issued senior secured convertible promissory notes and warrants to purchase up to 13,004,316 shares of common stock, to a small number of institutional investors and received gross cash proceeds of $5,300,000.  The notes have an aggregate principal amount of $6,502,158, which includes $613,271 from the exchange of a previously outstanding convertible note.

Net proceeds from this financing will be used to help fund the continued operations of the company, advance some of the company’s product candidates, and enable any potential future acquisition of products, assets or technologies to bolster the company’s pipeline.

“We believe this offering will be beneficial to our shareholders as we strengthen our balance sheet and continue to move closer to achieving the goals described in my May 3, 2013 letter to shareholders,” said Dr. Dennis J. Carlo, CEO and President of Adamis.

Additional information about the transaction is contained in the company’s Form 8K filing with the Securities and Exchange Commission.

About Adamis Pharmaceuticals Corporation

Adamis Pharmaceuticals Corporation is a biopharmaceutical company engaged in the development and commercialization of specialty pharmaceutical and biotechnology products in the therapeutic areas of respiratory disease, allergy, oncology and immunology.  Adamis currently has three products in its specialty pharmaceutical product pipeline, including the Epinephrine Injection PFS syringe product for use in the emergency treatment of anaphylaxis, APC-1000 for the treatment of asthma and chronic obstructive pulmonary disease, and APC-3000, an HFA inhaled nasal steroid product for the treatment of allergic rhinitis.  The Company’s biotechnology efforts are focused on the development of therapeutic vaccine product candidates and cancer drugs for patients with unmet medical needs in the multi-billion dollar global cancer markets.  Its products under research and development include TeloB-VAX, a novel cell-based therapeutic cancer vaccine and three drugs: and APC-100, APC-200, and APC-300, for the treatment of prostate cancer.

Contact Adamis

David J. Marguglio
SVP – Corporate Development
(858) 412-7950
dmarguglio@adamispharma.com

Forward Looking Statements

This press release contains forward-looking statements.  These statements relate to future events or our future results of operations or future financial performance, including, but not limited to the following statements: the company’s beliefs concerning the ability of its product candidates to compete successfully in the market; the company’s beliefs concerning the safety and effectiveness of its product candidates; the results of any future clinical trials that the company may conduct relating to its product candidates; the ability to fund future product development; future revenues expected from any of its product candidates, assuming that they are developed and approved for marketing by the FDA and other regulatory authorities; and the intellectual property protection that may be afforded by any patents or patent applications relating to its products and product candidates.  Statements in this press release concerning future events depend on several factors beyond the company’s control, including receipt of adequate funding to support these activities, market conditions, and the regulatory approval process.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause Adamis’ actual results to be materially different from these forward-looking statements.  Certain of these risks, uncertainties, and other factors are described in greater detail in Adamis’ filings from time to time with the SEC, which Adamis strongly urges you to read and consider, all of which are available free of charge on the SEC’s web site at http://www.sec.gov.  Except to the extent required by law, Adamis expressly disclaims any obligation to update any forward-looking statements.